Exhibit 99.1

The following transcript is derived from the joint conference call of Analysts International Corporation and Computer Horizons Corp. relating to the transaction described above.  A replay of the conference call is available on Analysts International Corporation’s and Computer Horizons Corp’s website. The Agreement and Plan of Merger was filed by Analysts International Corporation on April 13, 2005 under cover of Form 8-K and is incorporated by reference into this filing.

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Operator:
Good morning, ladies and gentlemen, and welcome to the Computer Horizons and Analysts International special conference call. At this time, all participants have been placed on a listen-only mode and the floor will be open for questions following the presentation. It is now my pleasure to turn the floor over to Mr. David Reingold to read the Safe Harbor statement. Sir, you may begin.

David Reingold:
Good morning. Welcome to the Computer Horizons and Analysts International conference call to discuss the merger transaction announced this morning. This conference call will contain forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as believe, expect, anticipate, plan, potential, continue, or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statement. Such forward-looking statements are based upon current expectations and beliefs, and are subject to a number of factors and uncertainties that can cause actual results to differ materially from those described in the forward-looking statements. Some of the forward-looking statements contained in the conference call will include statements about proposed Computer Horizons/Analysts International merger, including statements made by Mr. Murphy that the merger will allow the combined companies to better compete with industry leaders; the merger is expected to result in approximately $15 million in synergy savings; the combined infrastructure and back office should yield significant overhead savings and improve dramatically the earnings potential; the resulting expanded and diversifying base will help expand the top line and enhance margins; and the cultural and business practices of both companies are very similar and should lead to rapid and successful integration. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if either of the companies does not receive required shareholder or governmental approval or fails to satisfy other conditions to closing the transaction will not be consummated. In any forward-looking statement in which Analysts International or Computer Horizons expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assumption or assurance that the statements were expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements. The risks that Analysts' and Computer Horizons' businesses will not be integrated successfully to yield the anticipated cost savings and financial results. Costs related to the proposed merger may be higher due to delays in obtaining regulatory approval. Failure of Analysts' and Computer Horizons’ shareholders to approve the proposed merger, other economic businesses, competitive or regulatory factors affecting Analysts and Computer Horizons business generally, including those set forth in Analysts’ and Computer Horizons’ filings with the SEC, including their annual reports on Form 10-K for their respective most recent fiscal years, especially in management’s discussion and analysis section, their most recent quarterly reports on Form 10-Q, and their current reports on Form 8-K. All forward-looking statements included in this press release are based on information available to Analysts and Computer Horizons on the date hereof. Analysts and Computer Horizons undertake no obligation and expressly disclaim any such obligations to update forward-looking statements made in this conference call to reflect events or circumstances after the date of this transcript or to update reasons why actual results may differ from those anticipated in such forward-looking statements. I would now like to turn the call over to Bill Murphy, President and CEO of Computer Horizons. Bill?

Bill Murphy:
Good morning. Welcome, everyone, and thanks for joining us on such short notice. I am Bill Murphy and here with me today is Jeff Baker, President of Analysts International. Also with me today is Mike LaVelle, Chairman and CEO of Analysts, and Earl Mason, Chairman of Computer Horizons.

We called everyone together today because we wanted to discuss the very exciting news we issued this morning — the combination of Computer Horizons and Analysts. For those of you who are new to either company, let me give you a brief overview of each.

Computer Horizons formed in 1969 and headquartered in Mountain Lakes, New Jersey, provides professional IT services to various vertical markets and to the federal government through its wholly-owned subsidiary, RGII. In addition, it provides human capital management services through its subsidiary, Chimes. The Company had revenues of approximately $260 million in 2004.

Analysts International, headquartered in Minneapolis, Minnesota, is a diversified IT services company. The company, founded in 1966, offers IT staffing, business solutions, and Outsourcing Services with approximately $340 million in revenues in 2004.

The Board of Directors of our two companies have unanimously approved a definitive agreement to combine in a merger-of-equals transaction to create one of the largest IT professional services firms in the United States, with combined 2004 revenues of approximately $600 million, and a strong balance sheet with no debt. The transaction is subject to approval of the shareholders of each company, as well as appropriate regulatory approvals and other customary closing conditions. Therefore, after the requisite process has been completed, both companies will hold special shareholder meetings to vote. While our intention is to create a new company, Computer Horizons will be considered the surviving entity for accounting purposes and the transaction is expected to be accretive to earnings in 2006. The Company will be headquartered in Minneapolis, Minnesota.

Once approved by the shareholders, the new company will consist of executives of both organizations. I will be CEO. Jeff Baker will serve as President and Chief Operating Officer, and the Board of Directors will consist of five directors from each merging firm, with Michael LaVelle and Earl Mason serving as Co-chairmen. Eight of the ten directors of the merged company will be considered independent directors. We are really excited about the notion of working with such a talented and compatible group of professionals at Analysts. I believe the history of entrepreneurial success that Analysts has enjoyed, coupled with the new vision and accomplished background of Jeff Baker, will be a tremendous benefit to our combined forces.

Now I’d like to take some time to elaborate on the merits of the combination. I’ll start off and we’ll turn the call over to Jeff for additional comments. The synergies afforded by the Computer Horizons/Analysts combination are truly remarkable and we estimate cost savings of approximately $15 million, a substantial portion of which relates to the cost of being two public companies. We have very complementary geographies, customers, industry focus, and breadth of services. I strongly believe the combined entity will be significantly stronger than two smaller companies operating on a stand-alone basis. We will be a formidable, new competitive force and leader in our industry. In short, we will definitely be a player among the majors. Both companies have very similar business practices and cultures, having been founded by entrepreneurs almost 40 years ago. And when you compare our cultures and traditions, one of the many similarities that truly stands out is innovation. In our own ways, we have both been leaders in advancing with the changing nature of IT services business, an example being Chimes. For those of you who are new to Chimes, it is the recognized leader in the VMS marketplace with 40 customers, $1.7 billion of customer spend under management, over 2,800 resource suppliers, and the highest percentage of brand recognition according to a survey by staffing industry analysts. The successor company will accelerate the path of innovation, continually striving to advance the quality of service. I would now like to turn the call over to Jeff.

Jeff Baker:
Thanks, Bill. First, I’m very excited to be here. This merger is the first step towards creating a new company that will transform this industry and reset the competitive landscape. The combination of these two companies provides the platform and the financial strength that will enable us to build a top tier IT professional services organization. As well, the combined organization will allow us to more quickly realize the value of certain of the underlying assets, including Chimes, the government services business, and the off and nearshore outsourcing and development centers.

While the critical mass and financial strength of the combination certainly addresses some of the immediate needs, such as operating leverage and substantial costs savings, I believe the longer-term opportunity lies in our ability to build on our history of innovation to create solutions more in line with tomorrow’s needs. To build a successful organization in the IT industry, you need vision and innovation, and you need to be constantly looking several moves ahead. Considering the future of human capital management, it has been made clear by many of our clients that the one size fits all traditional staffing models are well out of date. Developing value-added solutions that span the entire supply chain and address the real human capital management aspects is much more in line with what clients are demanding. We have begun to address these challenges with New Equities.

New Equities is a Next Generation workforce solution that provides clients and on-demand flexible workforce with the characteristics of a full-time staff. Between Chimes and New Equities, our successor company will take the lead in transforming the human capital management business.

On the solutions side, there are any number of areas that we have identified where the combined offerings create opportunities previously well outside the reach individually. For some time now, we have been investing in developing solutions practices around high-demand technologies with the support of some of our key alliance partners such as Cisco, EMC, and Microsoft. These, together with the nearshore and offshore delivery capability, will completely reposition us competitively. Going forward, we expect to aggressively grow this part of our business.

As a combined entity, we will be in a much stronger position as it relates to the new client opportunities with deeper domain knowledge and expertise in such areas of government, financial services, oil and gas, health care and manufacturing. As well, we believe the combined organization will address many of the challenges associated with the investment community, such as lack of coverage due to our size and access to an entire new community of investors. Finally, we believe it will significantly enhance our ability to attract and retain talent.

There will be some administrative overlap that we will attend to quickly and we fully expected there to be areas of breakage. But when it is all said and done, we expect to have solid representation throughout the U.S. with 50 offices, as well as a presence in Canada, India and the UK. We will have over 5,000 billable consultants with a very strong client roster of Fortune 1000 and midsize companies, and perhaps one of the strongest balance sheets among our peer group. At the close of the deal, we will have advanced to one of the largest IT professional services firms. Now, I’ll turn the call back over to Bill. Bill?

Bill Murphy:
Thank you, Jeff. To turn to the economics of the deal, Analysts’ shareholders will receive 1.15 shares of Computer Horizons common stock for each share of Analysts’ common stock. Current Computer Horizons shareholders will own approximately 52% of the combined company and current Analysts shareholders will own approximately 48%. Over the next few months, before we get to the deal closing date, we will be hard at work integrating the two companies and finalizing a plan. At the same time, we will be branding and naming the company. As I said earlier, I am very excited about the potential of this combination. We will be creating one of the largest IT services firms in the United States. We’ll have minimal customer and geographical overlap. We will recognize approximately $15 million in cost savings and have the opportunity to leverage critical mass. We will be able to better recognize the value of Chimes and the federal government practice. And last but not least, we are creating a better opportunity for our employees, better service to our customers, and greater value to our shareholders. I’ll now turn the call over to the operator for questions and answers.

Operator:
(OPERATOR INSTRUCTIONS). David Kanen (ph) with Sterling Financial.

David Kanen:
Good morning. Can you just clarify something for me with regard to the $15 million that you anticipate saving? Is that — I know CHRZ had a $5 million charge at the end of the year. You said you expected to save $5 million throughout ‘05. Is this $15 million on top of that, number one? And then what is the timeframe of the savings? And also, if you could comment on your guidance for ‘05 that you gave on the last call? Is that unchanged?

Bill Murphy:
Okay. David, I’ll answer two of the three questions. The first question is our $5 million of costs taken out that we announced in the fourth quarter is not included in the $15 million. So the 15 million that we’re talking about synergy costs is over and above the 5 million we already took out of our business model. The second part of your question relates to guidance and we obviously, as you know, we’re both in the process of closing out our first quarter and we’ll have the conference calls here in the next two weeks. So at this point in time, we both cannot comment on the update of the guidance. Was there another part that I missed? Oh, timeframe, you’re right. The $15 million — we anticipate about $5 million of that being realized in 2005, assuming the closing of this transaction on or about the middle of the year. The full $15 million we anticipate would be realized in the calendar year 2006.

David Kanen:
Okay. And then as far as the management structure pro forma — can you tell me what that’s going to look like? I mean I’m sure you’re not going to need two CEOs, two presidents, two CFOs. So what is the plan at this point?

Bill Murphy:
Well obviously we announced the CEO position and the president position. The other positions, we have a transaction team that’s in place that’s going through all of those, and we’ll publish those as soon as we file our S4 document.

David Kanen:
Okay. Thank you. Good luck.

Operator:
Sean Nicholson with Kennedy Capital.

Bill Murphy:
Hello?

Operator:
We’ll move onto the next question, which is coming from Mike Nary (ph) with Nary Asset Management.

Mike Nary:
Hi, I had a question on the deferred tax assets. What happens to them and your ability to utilize them?

Bill Murphy:
With respect to the NOLs, as we said, Computer Horizons, from an accounting and legal standpoint, is the acquiring company. The significant amount of NOLs that we have available will be limited in respect to the time when we can use them, but they will not be limited in the total size. So our best estimate at this point is they’ll be available about $4 or $5 million worth of benefit from the NOLs in each year for the next 11, 12 years.

Mike Nary:
Okay. And combined Cap-ex needs for the Company, what do you think they’re going to be?

Bill Murphy:
We don’t have that determined yet.

Mike Nary:
Okay. And I guess I do have one last question. Did you consider using cash for part of the acquisition price? It seems like a great fit. I’m just not sure why you didn’t use cash instead of shares at $3.15.

Bill Murphy:
The approach to this transaction, and what both parties agreed, was that in essence it was a merger-of-equals and we think the preferred transaction was a non-cash stock-for-stock tax-free exchange.

Jeff Baker:
Certainly for our shareholders, we did not want to cash people out at this point. We want to do a stock-for-stock deal because we believe there’s tremendous upside in the future of the Company.

Mike Nary:
Okay. Well that said, would you look at using some of your cash position to buy back stock?

Bill Murphy:
At this point, that would be a board decision. We, as a company — I’ll speak for Computer Horizons — in the past, we always looked at that possibility. I’m sure our associates at Analysts did also. So it’s a regularly scheduled topic. But right now, we don’t have any plans to buy back stock.

Mike Nary:
Okay, thanks.

Jeff Baker:
Analysts has looked at that as well. We believe that it was a great opportunity, but we were so dedicated to getting on this trail to get a deal done, we felt it was inappropriate to be buying back stock that close to the deal, but it will be something to look at.

Mike Nary:
Okay, thanks.

Operator:
Bill Sutherland with Boenning & Scattergood.

Bill Sutherland:
Good morning, everybody. Where will the back office be?

Bill Murphy:
That has not been absolutely determined. We’re going to take the next 30 days to go through that process and see which one makes more sense. So I really can’t answer that question today, Bill.

Bill Sutherland:
Okay. One or two more questions if I can. When Analysts, which I don’t know as well, had a deal involving Vendor Management, what tools were you all using?

Jeff Baker:
We used a variety of vendors out there. We have an in-house product as well that we developed, but we have not been actively marketing that over the last few years. That’s why we believe having access to Chimes is a great opportunity for our side.

Bill Sutherland:
Do any of your key clients like B.A. or Chevron or Lexmark use VMS?

Jeff Baker:
We do have some of the key clients that use VMS, yes. And we have I think four that actually used Chimes — three or four. But yes, we have a large number of clients that use VMS.

Bill Murphy:
Bill, the only thing I would add to that, the logical transition now that, assuming everyone comes together, the logical transition is that Chimes going forward is obviously the preferred technology for the combined companies. And to the extent that we can transition some of Analysts to VMS accounts, we would transition them into the Chimes organization.

Bill Sutherland:
The other question for Analysts that I had was related to the sub-contracting revenue. You all referenced in your 10K that you were going to try to renegotiate that as far as how you present it?

Jeff Baker:
Yes, the way that our contracts are set up, the accounting rules require us to recognize the full amount of the pass-through revenue on our books. We would like to get to a position where we just recognize the net amount. But that involves renegotiating many of the contracts to follow the accounting rules. We think it provides clear presentation and more accurate insight to the business.

Bill Sutherland:
Well, in a year’s time, for instance, how much can you move forward on that?

Jeff Baker:
Probably not that much.

Bill Sutherland:
Okay. And then last, Bill, and for everybody, I guess as you all come together, are you going to be evaluating various business units as far as what makes sense on a combined basis? Or is it for the moment at least envisioned that everything comes together?

Bill Murphy:
We certainly will be evaluating everything. I think it’s very safe to say right now that Chimes would continue as the VMS and continue as a separate business unit. We are having discussions –about whether the federal government practice –will be a separate business unit. The rest of the business is commercial, IT Services or Solutions. We think that those will come together pretty nicely. I don’t think there’s a lot of decisions we need to make as far as what stays and what goes away. –We want to put the two together.

Bill Sutherland:
And the combined company will have a higher staffing percentage of commercial than Horizons has right now, won’t it?

Bill Murphy:
I would say that where we are — Horizons, if you count Chimes in our revenue mix, we got to the 50/50 mark if you count Chimes as a solution. The combined entity, you put them together the way they existed at the end of ‘04, I would say that that same relationship now is about 60/40, 60 on the staffing but 40 still on the solutions side. So we didn’t move off the mark of that 50/50 to a great deal.

Operator:
Brian Horey with Equity Growth Management.

Brian Horey:
Hi, I had two questions. The first is, do you guys have targets for gross margins and operating margins for the combined businesses?

Bill Murphy:
We have an idea, but we have not published those yet and we’ll have that conversation. I would say that we need about two weeks or so to file a combined S4 that will have pro forma information in it, things like that. At that point in time, we will address those forward-looking ideas about combined gross margins and stuff like that. You’re welcome to put together — the historical profile. I think that will give you some idea, but we’ll address that when we file our combined S4.

Brian Horey:
Okay. I was interested in where most of the cost saves are going to come from in particular.

Bill Murphy:
Oh, of the $15 million that we’ve targeted — and we are very confident on that $15 million — it’s not a pie in the sky. That is a very achievable number. We break that down in three major categories. Five million of it — so one-third of it — clearly relates to entity-level costs, the costs of being a public company. You know that cost has been rising substantially in the last couple of years. Eight million of it relates to the consolidation of what I would call corporate-type functions and infrastructure related. And the last piece — $2 million — is probably attributable to real estate reductions. As I mentioned on the call, we don’t have a lot of overlapping real estate, but that would be our estimate of combining common city offices and rent reductions. So that’s where the $15 million will be coming from, largely, our SG&A line.

Brian Horey:
Okay. The second question is, in aggregate, the track record of mergers-of-equals is dismal in terms of success versus failure. I’m wondering what your two organizations have learned from those mistakes of many other people and what steps you’re taking to try to come out on the right side of that batting average.

Bill Murphy:
I’ll take the first stab at that. We looked at this for quite some time and we think the stars line up for these two companies very, very, very well. Not only in the historical buildup of these two companies, one company starting in the Midwest, the other company starting in the East, both going from local to regional to national firms. We think that these two companies can come together without a lot of risk. Yes, there is execution risk of putting any two companies together, but we’re in the same industry. We’ve been in the same industry for 40 years. There are very many similarities between these two companies. So I think with just a lot of hard work on the execution side, we think we can be very successful in this combination.

Jeff Baker:
The other thing I’d add is before I joined this industry, I had spent pretty much my entire career doing mergers and acquisitions for clients. Fairly large clients, large deals, and really working to create value for them. We’ve got a wealth of information and lessons learned there. And as well, we have a company to run here, so we’re going to bring in outsiders — people who do this everyday to help with this integration to make sure that the costs do get realized. So having them here to assist I think will help greatly.

Brian Horey:
Okay, thank you.

Operator:
Sergio Lisnick with Spelman Research.

Sergio Lisnick:
Good morning, everyone. Just a couple of questions. Do you have an estimate of the cost this year for the acquisition, like the consultants and the reorganization if any?  Are you expecting to record any exceptional costs associated with this transaction, like the cost of consultants, and so forth?

Bill Murphy:
Oh, we certainly will have deal costs. The transaction is a non-cash transaction, but we certainly will have deal-related costs. Yes.

Jeff Baker:
Those will be disclosed in the S4.

Bill Murphy:
And we’re going to disclose a very specific number. I don’t think I’m at liberty to disclose that exact number today.

Sergio Lisnick:
I see. And you said that the transaction is expected to be completed by the end of the second quarter?

Bill Murphy:
We’re going to file in the next two weeks. Obviously, it’s subject to SEC review and their process. We’re also going to file with Hart-Scott-Rodino, because we’re putting two companies together in the same industry. And depending on our estimate of the response from those two regulatory agencies, we’re estimating that we could close this transaction and have a shareholders meeting to close it on or about June 30th. The timing will depend upon the regulatory review.

Sergio Lisnick:
Okay. Great. Could anybody comment on Analysts International recent acquisition strategies?

Jeff Baker:
Our strategy has really been looking on our solutions side, trying to find transactions that really meet three criteria. One is focusing in areas of technology that are emerging technologies with high demand. Secondly, they have to align with some of our key alliance partners that I mentioned, the EMCs, Ciscos and others because it’s much easier to have successful transactions when you’ve got a partner with deep pockets helping you along the way. And third, they have to align somehow with something we know something about. So we’ve focused really on an infrastructure side of solutions to build those things out in the high demand areas. Also, we’ve recently got in IP tel which has, for us, been an incredibly fast-growing business, and the other being in the data storage area.

Sergio Lisnick:
Okay. Thank you. And what kind of synergies do you expect on the government side? It seems that both companies were quite strong on the government side?

Bill Murphy:
Well, actually, to clarify, Computer Horizons, as you know, has a separate federal government practice. Analysts does not have a federal government practice, but Analysts has a state and local government practice. So actually, the combination of those two moves the revenue in the vertical higher. But we’re not really combining one federal practice with another.

Sergio Lisnick:
In other words, so it’s really a complementary thing.

Bill Murphy:
That’s correct, yes.

Jeff Baker:
Yes. And Analysts actually went through a process a few months ago of really — we had a very keen interest to getting into the government area. We hired some outside consultants to help us study it, map where our infrastructure solutions align with the various agencies in the federal government, where we should be selling. But quite frankly, we found it was just too expensive for us to get in there. These companies are so expensive now. But now that we have this vehicle, we are very excited because we knew exactly where we can play. And when you have people like Cisco and EMC that have been pushing you to get in there, we’re very excited about that opportunity.

Sergio Lisnick:
Great. I’m sorry I’ve just got so many questions. You also mentioned that the combined size of the company will allow you to take on projects that you wouldn’t have been able to do on your own as separate two companies. Could you comment on that as well?

Bill Murphy:
Yes, I’ll comment, first of all, what’s been going on in our industry, especially in the IT staffing industry. As you know, Sergio, in that business, it’s a business of being a preferred supplier at particular companies. What has been happening is that companies have been shortening the list of preferred suppliers for some time now. And the criteria, quite frankly, has been size related. So with the doubling of the size of this entity, we feel that we’ll be on the winning side more now when lists get reduced than we would be quite frankly separately, on the losing side. That’s on the IT staffing business. The opportunity that’s in solutions are magnificent, quite frankly. As Jeff just described, their solutions practice — ours is not the same. Our solutions practice is surrounding Application Development, maintenance, and things like that. So the opportunity for cross selling into each other’s customer base, infrastructures services into our base and vice versa for their base is really — we’re excited about that potential revenue synergy.

Operator:
Stefan Makaichek (ph) with Tiface (ph) Capital.

Stefan Makaichek:
Good morning. A couple of questions. I guess the first off, has Analysts given — I know Computer Horizons has given some guidance as to their ‘05 outlook. Did Analysts give any kind of guidance in the past?

Jeff Baker:
Yes, we did.

Stefan Makaichek:
Can you just refresh my memory what that was?

Jeff Baker:
It was — just a second. Revenue was $390 million and net income between $0.25 and $0.31 a share.

Stefan Makaichek:
Okay. $0.25 and $0.31 a share. I guess, Bill, this question is for you. As I, having been a shareholder of Computer Horizons for a year or so now, I’ve always looked at your business and thought that the two real differentiated business units that you had were your federal government business and then of course Chimes. It looks to me by doing this transaction, you’re essentially diluting Computer Horizons’ shareholders by 50% in those two business units and merging with a company that is really 100% in your what I would consider to be your undifferentiated business units. So can you just explain to me kind of why that’s not the right way to look at this, or why this is such a good transaction as a current shareowner?

Bill Murphy:
Sure. First of all, the opportunities that previously existed for Computer Horizons — that is the differentiator in Chimes and the federal government marketplace. I don’t see those opportunities diminished. I absolutely, for the combined entity, see those opportunities being enhanced. As I mentioned before, the structure going forward, Chimes will be separate going forward as well as our federal government practice. So I don’t see the diminution of Chimes or federal government. In fact, they should be enhanced. Now going to the other side of the commercials IT business, what we’ve done with that business is we’ve put it together to make it a much stronger cash-generating, one of the largest in the marketplace. So my view, obviously, is that we’ve enhanced not only the Computer Horizons’ shareholders position. We’ve enhanced both shareholder positions.

Stefan Makaichek:
Yes, just to that point though, Bill, I understand that from a business point of view, you may be enhancing Chimes or the federal government business’s opportunities. But as a Computer Horizons shareholder, I now own 50% of what I owned before in those businesses. That’s all I’m commenting on.

Bill Murphy:
Yes, and I guess our conclusion is we believe that 50% ownership is going to be worth more in the future than what the 100% was worth before.

Stefan Makaichek:
Okay. And as part of this process, though, has the board of Computer Horizons looked more broadly and thought about whether this merger makes sense versus perhaps trying to sell the company? Or was it just pursuing this merger because you thought getting bigger would enable you to grow your business?

Bill Murphy:
No, I can assure you the Board of Directors looked at the other alternatives. And they didn’t look at it on their own. Obviously, we had a lot of help from financial advisers.

Operator:
David Kanen with Sterling Financial.

David Kanen:
Hey. Does Analysts have a VMS solution comparable to Chimes? And if so, can you explain that to me? And then I’d like to know what quarterly or yearly D&A was for Analysts International.

Jeff Baker:
The answer is, we don’t have anything remotely comparable to Chimes. We have an in-house VMS that we’ve been using for years to service clients. But it’s something that needs to be sun-setted. And clearly, Chimes is the market leader. And having that available to our client portfolio we believe is a huge opportunity. I will get you the D&A as my accountants are scribbling furiously here. $3.6 million.

Operator:
Patrice Kanada with Guard Hill Capital.

Patrice Kanada:
Hi. We see in the press release the respective parties’ financial advisers. Could you disclose the legal advisers and also confirm that Hart-Scott-Rodino is the only antitrust regulatory approval required?

Bill Murphy:
I can’t disclose that Hart-Scott-Rodino is the only one. We are currently looking, I believe, in Canada and we’re currently looking in the UK. In the UK, we both have a very, very small presence. In Canada, we do have combined presence, so we have people looking at that. You specifically asked for the —

Patrice Kanada:
Antitrust. And then —

Bill Murphy:
The names of law firms?

Patrice Kanada:
The legal advisers for the transaction?

Bill Murphy:
Yes, I’m sure I can answer that. On Computer Horizons side, Sills Cummis out of New Jersey is representing Computer Horizons.

Jeff Baker:
Yes, and Analysts’ was Frederickson, Byron out of Minneapolis.

Patrice Kanada:
Thank you.

Operator:
Sam Rebotsky with SER Asset Management.

Sam Rebotsky:
Who initiated this transaction?

Bill Murphy:
As you probably know, when we file our S4, one of the requirements is we need to describe all of the events leading up to the transaction. It’s a regulatory disclosure. The discussions were initiated back in — I would say back in December with my discussion of critical mass in the industry directly with Mike LaVelle, the Chairman and CEO of Analysts International.

Sam Rebotsky:
And being a long stockholder of Computer Horizons and following Analysts International, Analysts’ stock has moved up and Computer Horizons’ stock has moved down while their earnings have also moved up. And back over a couple years when you rejected the Aquent acquisition at $5, do you feel that at this point in the $3 and change, it may not be that you’ve improved Computer Horizons — you should have sought out maybe an acquisition of Computer Horizons at a higher valuation, giving more value to Computer Horizons’ stock than is currently in this transaction?

Bill Murphy:
That’s a difficult question for me to answer.  Looking back — we think we made the right decisions back then and we think we’re making the right decisions now. Obviously, one of the primary reasons we’re doing this is to enhance shareholder value. And we have some strong feelings that this combined entity will enhance shareholder value.

Operator:
Daniel Lew of Citizens Advisers.

Daniel Lew:
Can you tell me what the combined company will look like in terms of revenues by industry?

Bill Murphy:
It’s actually pretty complementary. As you know, we had a heavy concentration in the federal government, finance and insurance. And they did not have similar. So you put the two together, their presence was in like services, oil and gas, electronics, manufacturing. So you put the two together, it’s actually pretty compelling. We have a broader representation in more industries and the highest seems to be finance and insurance at 18%. Prior to that, for instance, finance and insurance would have been 25 to 30% of our business. So we will, obviously, once again in the S4, we’ll have comparisons of industry and specifically how the revenue lines up.

Daniel Lew:
Second question I have is why was Minneapolis chosen as the headquarters?

Jeff Baker:
We looked at a variety of business reasons, including cost, proximity to clients, air fare, real estate costs, and things of that nature to determine the proper headquarters.

Daniel Lew:
Thank you.

Operator:
Ben Stoller with Harman Stoller Capital.

Ben Stoller:
All right, let me see, I’m actually fairly upset about this merger. You, Earl Mason and Mike Shea sat in my office and said you’re going to deliver some value considerably higher than the $5 per share. That has not been done. In fact, we’re going in reverse. We’re diluting ourselves out on Chimes, on the information management system and we’re diluting ourselves out on the RGII purchase, which I believe was a great purchase. I think Chimes is right in the sweet spot for the future. I’m just dumbfounded of why we would do this transaction today, what’s on the horizon that’s so scary that we have to do this transaction today, and why would we give these guys at Analysts International such broad ownership in the RGII and the Chimes? It just doesn’t make sense. It boggles the mind.

Bill Murphy:
Well, let me answer it this way, Ben. As far as Chimes is concerned, I still believe that we have not diluted the value of Chimes. I think the opportunities for value creation with Chimes — and you know we’ve discussed them in the past — still exist and I think they get enhanced for the shareholders of the combined entity. As far as where the stock is today, versus where it’s going to be a year or so from now, we are doing this combination to increase the combined shareholder value of this company. And believe me, our targets are not at $5 a share. We believe we’ve put these companies together, you reach a size. We go from a Small Cap IT Services company to moving closer to a Mid Cap IT Services company. And if you check the valuations of those companies, they are substantially different. And at the same time, we have the opportunity to have a shareholder creation event for Chimes that we still have that available to the Company. So I don’t necessarily agree with your assessment.

Operator:
Alan Bazaar with Scott Investments.

Alan Bazaar:
How you doing? Can you just stay on this subject of Chimes for a second and talk — just give us a little bit more color of what the impact could be in terms of potential new customers via this acquisition? I think the gentleman from Analysts International referred to that for a second.

Bill Murphy:
Yes, I don’t want to overstate. They do have several clients. I wouldn’t put them in a category of mega clients, but they do have several clients that will get merged into the Chimes offering. The other opportunity is that we’re doubling the size of our clients by putting these two together because we only overlap in eight of our top 50 customers. So we have that entire analyst/customer base that we can target. And one of those target offerings, obviously, will be whether it makes Chimes make sense for them.

Alan Bazaar:
But Bill, you had the opportunity to target those customers before because Chimes ran as a separate entity.

Bill Murphy:
That’s true, but there is relationships here that go back 20, 25 years also, so.

Alan Bazaar:
Chimes has been the leader. I don’t want to debate that point. But when you say several customers, are we saying that you think strategically you can increase the sales cycle by adding — via this combination we can go from 40 customers to 50 customers in the next 12 months? And that is why you’re so excited about this? Any color in terms of real quantitative help would be appreciated.

Bill Murphy:
Yes, out of the box, we’ll add, like I said, three or four customers. Yes, is ten an unreasonable target? No, I don’t think so.

Alan Bazaar:
And you said midsize, not the mega, right?

Bill Murphy:
Right. Which is, as you know,  is a relatively new kind of a marketplace for Chimes as far as midmarket. And it brings in all kinds of other opportunities. In a midmarket company, Chimes is not necessarily a vendor-neutral model. Chimes may be in fact a VOP model or the technology driving a VOP.

Operator:
Thank you. At this time, I’d like to turn the floor back over to Mr. Murphy for any closing remarks.

Bill Murphy:
Well, I just want to thank everybody and thank everybody for the questions and the dialog. Just to summarize, we are very excited about this. We’re doing it for one reason and one reason only. It’s to better service our customers, give more opportunity to our employees, and obviously to increase shareholder value. We will, as usual, both organizations will be available for follow-up questions and things like that later on today. So, thanks, everybody, and have a nice day.

Operator:
Thank you. This does conclude today’s teleconference. You may disconnect your lines at this time and have a wonderful day.

Cautionary State for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This transcript contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements contained in this transcript include statements about future financial and operating results and the proposed Computer Horizons and Analysts International merger.  These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  For example, if either of the companies does not received required shareholder or governmental approvals or fails to satisfy other conditions to closing, the transaction will not be consummated.  In any forward-looking statement in which Analysts International or Computer Horizons expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Analysts and Computer Horizons’ businesses will not be integrated successfully to yield the anticipated cost savings and financial results; (ii)  costs related to the proposed merger may be higher due to delays in obtaining regulatory approval; (iii) failure of the Analysts and Computer Horizons shareholders to approve the proposed merger; and (iii) other economic, business, competitive and/or regulatory factors affecting Analysts and Computer Horizons’ businesses generally, including those set forth in Analysts and Computer Horizons’ filings with the SEC, including their Annual Reports on Form 10-K for their respective most recent fiscal years, especially in the Management’s Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K.  All forward-looking statements included in this press release are based on information available to Analysts and Computer Horizons on the date hereof.  Analysts and Computer Horizons undertake no obligation (and expressly disclaim any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this transcript or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Additional Information and Where to Find It

Analysts International Corporation and Computer Horizons Corp. intend to file a joint proxy statement/prospectus in connection with the merger transaction with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOME AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  Investors and security holders may obtain a free coy of the joint proxy statement/prospectus (when it is available) and other documents filed by Analysts International Corporation and Computer Horizons Corp. with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec/gov.  Free copies of the joint proxy statement/prospectus, once available, and other documents may also be obtained for free from Analysts International Corporation and Computer Horizons Corp.’s investor relations at pquist@analysts.com and dreingold@computerhorizons.com, respectively.

Participants in the Solicitation

Analysts International Corporation and Computer Horizons Corp, and their respective directors, officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of Analysts International Corporation and Computer Horizons Corp. with respect to the transactions contemplated by the merger agreement.  Information regarding Analysts International’s officers and directors is included in Analysts International Corporation’s Proxy Statement for its 2004 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 16, 2004.  Information regarding Computer Horizons’ officers and directors is included in Computer Horizons Corp.’s Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 12, 2005.  These documents are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Analysts International Corporation investor relations at pquist@Analysts.com and Computer Horizons Corp.’s investor relations at dreingold@computerhorizons.com.